SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                       December 21, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070
1-3164	Alabama Power Company (An Alabama Corporation) 600 North 18th Street Birmingham, Alabama 35291 (205) 257-1000	63-0004250

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is furnished separately by two registrants: The Southern Company and Alabama Power Company. Information contained herein relating to each registrant is furnished by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Environmental Matters—New Source Review Litigation” of The Southern Company (“Southern Company”) and Note (B) to the Condensed Consolidated Financial Statements of Southern Company in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as amended, and MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Environmental Matters–New Source Review Litigation” of Alabama Power Company (“Alabama Power”) and Note (B) to the Condensed Financial Statements of Alabama Power in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 for information regarding a civil action brought by the Environmental Protection Agency against Alabama Power. For additional information, see MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Environmental Matters–New Source Review Actions” of Southern Company and Alabama Power in Item 7 and Note 3 to the financial statements of Southern Company and Alabama Power under “Environmental Matters–New Source Review Actions,” respectively, in Item 8 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

In October 2007, the U.S. District Court for the Northern District of Alabama issued an order in the Alabama Power case indicating a willingness to re-evaluate its previous decision in light of the U.S. Supreme Court’s Duke Energy opinion. On December 21, 2007, the U.S. Court of Appeals for the Eleventh Circuit vacated the district court’s decision in the Alabama Power case and remanded the case back to the district court for consideration of the legal issues in light of the Supreme Court’s decision in the Duke Energy case. The ultimate outcome of this matter cannot be determined at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2008	THE SOUTHERN COMPANY
By /s/ Patricia L. Roberts Patricia L. Roberts Assistant Secretary
ALABAMA POWER COMPANY
By /s/ Wayne Boston Wayne Boston Assistant Secretary